EXHIBIT 99.1

December 17, 2024
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET INCOME (UP 35%), OPERATING INCOME (UP 15%) AND NET SALES (UP 8%) FOR THE FOURTH QUARTER OF FISCAL 2024

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported net income increased 35% to a record $139.7 million, or $.99 per diluted share, in the fourth quarter of fiscal 2024, up from $103.4 million, or $.74 per diluted share, in the fourth quarter of fiscal 2023. Net income increased 27% to a record $514.1 million, or $3.67 per diluted share, in the fiscal year ended October 31, 2024, up from $403.6 million, or $2.91 per diluted share, in the fiscal year ended October 31, 2023.

Net sales increased 8% to a record $1,013.7 million in the fourth quarter of fiscal 2024, up from $936.4 million in the fourth quarter of fiscal 2023. Operating income increased 15% to a record $218.6 million in the fourth quarter of fiscal 2024, up from $189.4 million in the fourth quarter of fiscal 2023. The Company's consolidated operating margin improved to 21.6% in the fourth quarter of fiscal 2024, up from 20.2% in the fourth quarter of fiscal 2023.

Net sales increased 30% to a record $3,857.7 million in the fiscal year ended October 31, 2024, up from $2,968.1 million in the fiscal year ended October 31, 2023. Operating income increased 32% to a record $824.5 million in the fiscal year ended October 31, 2024, up from $625.3 million in the fiscal year ended October 31, 2023. The Company's consolidated operating margin improved to 21.4% in the fiscal year ended October 31, 2024, up from 21.1% in the fiscal year ended October 31, 2023.

Our commercial aerospace sales growth has resulted in seventeen consecutive quarters of sequential growth in net sales at the Flight Support Group.

The Company incurred acquisition costs during the fourth quarter of fiscal 2023 related to the Wencor Group ("Wencor") acquisition, which decreased net income attributable to
HEICO by approximately $13.6 million, or $.10 per diluted share.

EBITDA increased 13% to $264.0 million in the fourth quarter of fiscal 2024, up from $234.2 million in the fourth quarter of fiscal 2023. EBITDA increased 32% to $1,002.2 million in the fiscal year ended October 31, 2024, up from $758.3 million in the fiscal

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year ended October 31, 2023. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's fourth quarter results stating, "We are proud to announce record consolidated net sales and operating income for the fourth quarter and full fiscal year of fiscal 2024, principally driven by exceptional operating performance at the Flight Support Group and notable contributions from our fiscal 2023 and 2024 acquisitions. Furthermore, these results reflect improved demand across all of the Flight Support Group’s product lines resulting in strong 12% organic net sales growth for that operating segment.

Our total debt to net income attributable to HEICO ratio was 4.34x as of October 31, 2024, down from 6.14x as of October 31, 2023. Our net debt to EBITDA ratio was 2.06x as of October 31, 2024, down from 3.04x as of October 31, 2023. See our reconciliation of total debt to net debt at the end of this press release.

Cash flow provided by operating activities increased 39% to $205.6 million in the fourth quarter of fiscal 2024, up from $148.4 million in the fourth quarter of fiscal 2023. Cash flow provided by operating activities increased 50% to $672.4 million in the fiscal year ended October 31, 2024, up from $448.7 million in the fiscal year ended October 31, 2023.

Over the past few months, our Electronic Technologies Group made several strategic acquisitions, acquiring 70% of SVM Private Limited in November 2024, 87.9% of Mid Continent Controls, Inc. in October 2024, and 92.5% of Marway Power Solutions, Inc. in September 2024. Additionally, in August 2024, our Flight Support Group acquired the Aerial Delivery and Descent Devices divisions of Capewell Aerial Systems ("Capewell"). These acquisitions were funded using cash provided by operating activities, except for Capewell, which was principally funded using proceeds from our revolving credit facility. We expect each of these acquisitions to be accretive to our earnings within the year following the acquisition.

Today, HEICO's Board of Directors declared a semiannual cash dividend of $.11 per share payable in January 2025. This cash dividend will be HEICO's 93rd consecutive semiannual cash dividend since 1979. The cash dividend confirms our Board of Director's confidence in HEICO's future while continuing to reward our shareholders and retaining sufficient capital to fund our internal growth and acquisitions.

As we look ahead to fiscal 2025, we anticipate net sales growth in both the Flight Support Group and Electronic Technologies Group, driven primarily by organic growth supported by strong demand for the majority of our products. Additionally, we plan to drive growth through our recently completed acquisitions while positioning ourselves to capitalize on potential opportunities from future acquisitions. Our priorities include

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advancing the development of new products and services, further expanding market penetration, and maintaining our financial strength and flexibility, all with a strong emphasis on delivering long-term value to our shareholders."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's record setting fourth quarter results stating, "Continuing on our growth momentum, we achieved record results in both net sales and operating income, with quarterly increases of 15% in net sales and 35% in operating income compared to the fourth quarter of fiscal 2023. These outstanding results were driven by robust 12% organic net sales growth, primarily fueled by a 13% organic increase in our aftermarket replacement parts product line, along with contributions from acquisitions completed in fiscal 2023 and 2024. This represents the seventeenth consecutive quarter of net sales growth for the Flight Support Group.

The Flight Support Group's net sales increased 15% to a record $691.8 million in the fourth quarter of fiscal 2024, up from $601.7 million in the fourth quarter of fiscal 2023. The Flight Support Group's net sales increased 49% to a record $2,639.4 million in the fiscal year ended October 31, 2024, up from $1,770.2 million in the fiscal year ended October 31, 2023. The Flight Support Group's net sales increase in the fourth quarter and fiscal year ended October 31, 2024 reflects the impact from our fiscal 2023 and 2024 acquisitions and strong organic growth of 12% and 13%, respectively. The organic net sales growth mainly reflects increased demand across all of our product lines.

The Flight Support Group's operating income increased 35% to a record $154.5 million in the fourth quarter of fiscal 2024, up from $114.6 million in the fourth quarter of fiscal 2023. The operating income increase principally reflects the previously mentioned net sales growth, decreased acquisition costs and an improved gross profit margin. The improved gross profit margin principally reflects the previously mentioned higher net sales within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's operating income increased 53% to a record $593.1 million in the fiscal year ended October 31, 2024, up from $387.3 million in the fiscal year ended October 31, 2023. The operating income increase principally reflects the previously mentioned net sales growth, decreased acquisition costs and an improved gross profit margin, partially offset by increased intangible asset amortization expense, increased performance-based compensation expense and the prior year impact from the amendment and termination of a contingent consideration agreement. The improved gross profit margin principally reflects the previously mentioned higher net sales within our aftermarket replacement parts and repair and overhaul parts and services product lines.

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The Flight Support Group's operating margin improved to 22.3% in the fourth quarter of fiscal 2024, up from 19.0% in the fourth quarter of fiscal 2023. The increased operating margin principally reflects the previously mentioned lower acquisition costs and improved gross profit margin, as well as higher selling, general and administrative ("SG&A") efficiencies resulting from the previously mentioned net sales growth.

The Flight Support Group's operating margin improved to 22.5% in the fiscal year ended October 31, 2024, up from 21.9% in the fiscal year ended October 31, 2023. The increased operating margin principally reflects the previously mentioned lower acquisition costs and improved gross profit margin, as well as lower performance-based compensation expense as a percentage of net sales, partially offset by the previously mentioned higher intangible asset amortization expense and amendment and termination of a contingent consideration agreement."

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's fourth quarter results stating, "Our quarterly results mainly featured high single-digit organic net sales growth of our space products, offset by lower defense products net sales, which are often lumpy, and slightly lower net sales of our other electronics products. We remain highly optimistic about more sustained growth across the majority of our product lines in fiscal 2025, driven by significantly higher orders and an increased quarter-end record backlog as of October 31, 2024.

The Electronic Technologies Group's net sales were $336.2 million in the fourth quarter of fiscal 2024, as compared to $342.5 million in the fourth quarter of fiscal 2023. The net sales decrease principally reflects lower defense and other electronics net sales, partially offset by increased space products net sales and the impact from our fiscal 2024 acquisitions.

The Electronic Technologies Group's net sales increased 3% to a record $1,263.6 million in the fiscal year ended October 31, 2024, up from $1,225.2 million in the fiscal year ended October 31, 2023. The net sales increase is mainly attributable to the impact of our fiscal 2023 and 2024 acquisitions and increased organic net sales of our defense and aerospace products, partially offset by lower organic net sales of our other electronics and medical products.

The Electronic Technologies Group's operating income was $81.8 million in the fourth quarter of fiscal 2024, as compared to $86.4 million in the fourth quarter of fiscal 2023. The operating income decrease principally reflects a less favorable gross profit margin mainly from the previously mentioned decreased defense and other electronics net sales, partially offset by the previously mentioned increased space products net sales.

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The Electronic Technologies Group's operating income increased 1% to a record $288.2 million in the fiscal year ended October 31, 2024, up from $285.1 million in the fiscal year ended October 31, 2023. The operating income increase principally reflects the previously mentioned net sales growth and an improved gross profit margin, partially offset by lower SG&A efficiencies. The improved gross profit margin principally reflects the previously mentioned increased defense and aerospace products net sales, partially offset by the previously mentioned decreased other electronics and medical products net sales.

The Electronic Technologies Group's operating margin was 24.3% in the fourth quarter of fiscal 2024, as compared to 25.2% in the fourth quarter of fiscal 2023. The operating margin change principally reflects the previously mentioned less favorable gross profit margin and lower SG&A efficiencies.

The Electronic Technologies Group's operating margin was 22.8% in the fiscal year ended October 31, 2024, as compared to 23.3% in the fiscal year ended October 31, 2023. The operating margin change principally reflects increased SG&A expenses as a percentage of net sales mainly from the previously mentioned lower SG&A efficiencies, which was partially offset by the previously mentioned improved gross profit margin."

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the

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Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 83.8 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 55.0 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Wednesday, December 18, 2024 at 9:00 a.m. Eastern Standard Time to discuss its fourth quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (888) 394-8218, International (646) 828-8193, wait for the conference operator and provide the operator with the Conference ID 9881151. A digital replay will be available two hours after the completion of the conference for 14 days. To access the replay, please visit our website at https://www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at https://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats, such as the COVID-19 pandemic; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and

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new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cybersecurity events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended October 31,
	2024	2023
Net sales	$1,013,665	$936,447
Cost of sales	619,773	572,004
Selling, general and administrative expenses	175,246	174,995
Operating income	218,646	189,448
Interest expense	(35,406)	(43,423)
Other income	646	1,040
Income before income taxes and noncontrolling interests	183,886	147,065
Income tax expense	33,000	33,500
Net income from consolidated operations	150,886	113,565
Less: Net income attributable to noncontrolling interests	11,198	10,139
Net income attributable to HEICO	$139,688	$103,426	(a)

Net income per share attributable to HEICO shareholders:
Basic	$1.01	$.75	(a)
Diluted	$.99	$.74	(a)

Weighted average number of common shares outstanding:
Basic	138,655	138,162
Diluted	140,536	139,774

	Three Months Ended October 31,
	2024	2023
Operating segment information:
Net sales:
Flight Support Group	$691,780	$601,665
Electronic Technologies Group	336,233	342,537
Intersegment sales	(14,348)	(7,755)
	$1,013,665	$936,447

Operating income:
Flight Support Group	$154,513	$114,604
Electronic Technologies Group	81,814	86,380
Other, primarily corporate	(17,681)	(11,536)
	$218,646	$189,448

Depreciation and amortization:
Flight Support Group	$25,255	$24,003
Electronic Technologies Group	18,715	19,032
Corporate	715	693
	$44,685	$43,728

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Fiscal Year Ended October 31,
	2024		2023
Net sales	$3,857,669		$2,968,105
Cost of sales	2,355,943		1,814,617
Selling, general and administrative expenses	677,271		528,149
Operating income	824,455		625,339
Interest expense	(149,313)		(72,984)
Other income	2,444		2,928
Income before income taxes and noncontrolling interests	677,586		555,283
Income tax expense	118,500	(b)	110,900	(c)
Net income from consolidated operations	559,086		444,383
Less: Net income attributable to noncontrolling interests	44,977		40,787
Net income attributable to HEICO	$514,109	(b) (c)	$403,596	(c)(d)

Net income per share attributable to HEICO shareholders:
Basic	$3.71	(b)	$2.94	(c)(d)
Diluted	$3.67	(b)	$2.91	(c)(d)

Weighted average number of common shares outstanding:
Basic	138,455		137,185
Diluted	140,198		138,905

	Fiscal Year Ended October 31,
	2024		2023
Operating segment information:
Net sales:
Flight Support Group	$2,639,354		$1,770,185
Electronic Technologies Group	1,263,626		1,225,222
Intersegment sales	(45,311)		(27,302)
	$3,857,669		$2,968,105

Operating income:
Flight Support Group	$593,074		$387,297
Electronic Technologies Group	288,193		285,053
Other, primarily corporate	(56,812)		(47,011)
	$824,455		$625,339

Depreciation and amortization:
Flight Support Group	$98,793		$55,656
Electronic Technologies Group	73,725		71,774
Corporate	2,813		2,613
	$175,331		$130,043

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the fourth quarter of fiscal 2023, the Company incurred acquisition costs related to the Wencor acquisition, which decreased net income attributable to HEICO by approximately $13.6 million, or $.10 per basic and diluted share.

(b)During the first quarter of fiscal 2024, the Company recognized a $13.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.3 million, or $.10 per basic and diluted share.

(c)During the first quarter of fiscal 2023, the Company recognized a $6.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $6.1 million, or $.04 per basic and diluted share.

(d)During the fiscal year ended October 31, 2023, the Company incurred acquisition costs related to the Wencor and Exxelia International SAS acquisitions, which decreased net income attributable to HEICO by approximately $21.5 million, or $.16 per basic share and $.15 per diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	October 31, 2024	October 31, 2023
Cash and cash equivalents	$162,103	$171,048
Accounts receivable, net	538,487	509,075
Contract assets	112,235	111,702
Inventories, net	1,170,949	1,013,680
Prepaid expenses and other current assets	78,518	49,837
Total current assets	2,062,292	1,855,342
Property, plant and equipment, net	339,034	321,848
Goodwill	3,380,295	3,274,327
Intangible assets, net	1,334,774	1,357,281
Other assets	476,427	386,265
Total assets	$7,592,822	$7,195,063

Short-term and current maturities of long-term debt	$4,107	$17,801
Other current liabilities	659,744	647,541
Total current liabilities	663,851	665,342
Long-term debt, net of current maturities	2,225,267	2,460,277
Deferred income taxes	114,156	131,846
Other long-term liabilities	525,986	379,640
Total liabilities	3,529,260	3,637,105
Redeemable noncontrolling interests	366,156	364,807
Shareholders’ equity	3,697,406	3,193,151
Total liabilities and equity	$7,592,822	$7,195,063

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Fiscal Year Ended October 31,
	2024	2023
Operating Activities:
Net income from consolidated operations	$559,086	$444,383
Depreciation and amortization	175,331	130,043
Share-based compensation expense	18,775	15,475
Employer contributions to HEICO Savings and Investment Plan	17,617	15,276
Impairment of intangible assets	7,500	—
Deferred income tax benefit	(22,002)	(26,531)
Decrease in accrued contingent consideration, net	(9,884)	(686)
Payment of contingent consideration	(6,203)	(6,299)
Amendment and termination of contingent consideration agreement	—	(9,057)
Increase in accounts receivable	(20,815)	(65,595)
Decrease (increase) in contract assets	1,294	(11,642)
Increase in inventories	(132,934)	(124,782)
Increase in current liabilities, net	32,492	79,059
Other	52,113	9,091
Net cash provided by operating activities	672,370	448,735

Investing Activities:
Acquisitions, net of cash acquired	(219,293)	(2,421,788)
Capital expenditures	(58,261)	(49,434)
Investments related to HEICO Leadership Compensation Plan	(19,910)	(18,892)
Other	4,264	5,647
Net cash used in investing activities	(293,200)	(2,484,467)

Financing Activities:
Proceeds from issuance of senior unsecured notes	—	1,189,452
(Payments) borrowings on revolving credit facility, net	(235,000)	975,000
Distributions to noncontrolling interests	(34,318)	(36,591)
Redemptions of common stock related to stock option exercises	(29,912)	(14,847)
Cash dividends paid	(29,069)	(27,370)
Acquisitions of noncontrolling interests	(26,567)	(2,733)
Payment of contingent consideration	(24,797)	(12,610)
Payments on short-term debt, net	(13,924)	(1,593)
Debt issuance costs	—	(10,060)
Proceeds from stock option exercises	7,951	6,713
Other	(3,757)	(312)
Net cash (used in) provided by financing activities	(389,393)	2,065,049

Effect of exchange rate changes on cash	1,278	2,227

Net (decrease) increase in cash and cash equivalents	(8,945)	31,544
Cash and cash equivalents at beginning of year	171,048	139,504
Cash and cash equivalents at end of year	$162,103	$171,048

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended October 31,
EBITDA Calculation	2024	2023
Net income attributable to HEICO	$139,688	$103,426
Plus: Depreciation and amortization	44,685	43,728
Plus: Net income attributable to noncontrolling interests	11,198	10,139
Plus: Interest expense	35,406	43,423
Plus: Income tax expense	33,000	33,500
EBITDA (a)	$263,977	$234,216

	Fiscal Year Ended October 31,
EBITDA Calculation	2024	2023
Net income attributable to HEICO	$514,109	$403,596
Plus: Depreciation and amortization	175,331	130,043
Plus: Net income attributable to noncontrolling interests	44,977	40,787
Plus: Interest expense	149,313	72,984
Plus: Income tax expense	118,500	110,900
EBITDA (a)	$1,002,230	$758,310

Net Debt Calculation	October 31, 2024	October 31, 2023
Total debt	$2,229,374	$2,478,078
Less: Cash and cash equivalents	(162,103)	(171,048)
Net debt (a)	$2,067,271	$2,307,030

Total debt	$2,229,374	$2,478,078
Net income attributable to HEICO	$514,109	$403,596
Total debt to net income attributable to HEICO ratio	4.34	6.14

Net debt	$2,067,271	$2,307,030
EBITDA	$1,002,230	$758,310
Net debt to EBITDA ratio (a)	2.06	3.04

(a) See the "Non-GAAP Financial Measures" section of this press release.